Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2025 RESULTS AND INCREASES GUIDANCE

Company now expects fiscal 2025 adjusted EBITDA1 of $210 million to $220 million2

LEBANON, Tenn. – March 6, 2025 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2025 ended January 31, 2025.

Second Quarter Fiscal 2025 Highlights

•	Second quarter total revenue was $949.4 million. Compared to the prior year second quarter, total revenue increased 1.5%.

o	Comparable store restaurant sales increased 4.7% over the prior year quarter, and comparable store retail sales increased 0.2%.

•	GAAP earnings per diluted share were $0.99, and adjusted[1] earnings per diluted share were $1.38.

•	GAAP net income for the second quarter was $22.2 million, a 16.3% decrease compared to the prior year quarter GAAP net income of $26.5 million. Adjusted EBITDA[1] was $74.6 million, a 19.6% increase compared to the prior year quarter adjusted EBITDA[1] of $62.4 million.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “Outstanding execution by our teams, coupled with our actions to improve the profitability of our off-premise channels during the high-volume holiday season, delivered strong second quarter results that exceeded our expectations. Despite some recent industry-wide softness, these results, together with the continued improvements in key guest and operational metrics and the initiatives we have planned for our important fourth quarter, make us confident in raising our financial outlook for the remainder of the year.”

Second Quarter Fiscal 2025 Results

Revenue

The Company reported total revenue of $949.4 million for the second quarter of fiscal 2025, representing an increase of 1.5% compared to the second quarter of fiscal 2024.

Cracker Barrel comparable store restaurant sales increased 4.7%, including total menu pricing increases of 6.0%. Comparable store retail sales increased 0.2% from the prior year quarter.

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March 6, 2025

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the second quarter was $22.2 million, or 2.3% of total revenue. This represented a 16.3% decrease compared to prior year quarter GAAP net income of $26.5 million, or 2.8% of total revenue. Adjusted EBITDA1 was $74.6 million, or 7.9% of total revenue, a 19.6% increase compared to the prior year quarter adjusted EBITDA1 of $62.4 million, or 6.7% of total revenue.

GAAP earnings per diluted share for the second quarter were $0.99, a 16.8% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.19. Adjusted1 earnings per diluted share were $1.38, a 9.5% increase compared to the prior year quarter adjusted1 earnings per diluted share of $1.26.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share on the Company’s common stock. The quarterly dividend is payable on May 14, 2025 to shareholders of record as of April 11, 2025.

Fiscal 2025 Outlook

The Company updated its outlook and expects the following for fiscal 2025:

•	Total revenue of $3.45 billion to $3.50 billion (vs. previous outlook of $3.4 billion to $3.5 billion)

•	Adjusted EBITDA[1] of $210 million to $220 million[2] (vs. previous outlook of $200 million to $215 million2)

•	Commodity inflation of 2% to 3% compared to the prior year (no change vs. previous outlook)

•	Hourly wage inflation of approximately 3% compared to the prior year (vs. previous outlook of 3% to 4%)

•	Capital expenditures of $160 million to $180 million (no change vs. previous outlook)

•	1 to 2 new Cracker Barrel stores (vs. previous outlook of 2), which includes 1 store opened fiscal year-to-date

•	4 new Maple Street Biscuit Company units (vs. previous outlook of 3 to 4), which includes 3 units opened fiscal year-to-date

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 Adjusted net income, adjusted EBITDA, and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

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March 6, 2025

Fiscal 2025 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through March 20, 2025.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 43 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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March 6, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	1/31/25	1/26/24	Percentage Change	1/31/25	1/26/24	Percentage Change
Total revenue	$949,439	$935,401	2%	$1,794,528	$1,759,240	2%
Cost of goods sold (exclusive of depreciation & rent)	309,832	314,851	(2)	568,733	570,410	(0)
Labor and other related expenses	326,336	323,196	1	633,561	627,643	1
Other store operating expenses	220,025	214,056	3	431,573	417,741	3
General and administrative expenses	61,672	52,536	17	121,316	101,271	20
Impairment and store closing costs	2,451	0		3,151	0
Operating income	29,123	30,762	(5)	36,194	42,175	(14)
Interest expense	4,978	5,067	(2)	10,800	10,005	8
Income before income taxes	24,145	25,695	(6)	25,394	32,170	(21)
Provision for income taxes (income tax benefit)	1,938	(839)	331	(1,657)	180	(1021)
Net income	$22,207	$26,534	(16)	$27,051	$31,990	(15)

Earnings per share – Basic:	$1.00	$1.20	(17)	$1.22	$1.44	(15)
Earnings per share – Diluted:	$0.99	$1.19	(17)	$1.21	$1.44	(16)

Weighted average shares:
Basic	22,258,289	22,196,758	0	22,238,013	22,181,305	0
Diluted	22,456,421	22,295,532	1	22,423,335	22,279,611	1

Ratio Analysis
Total revenue:
Restaurant	79.0%	78.1%		79.9%	79.1%
Retail	21.0	21.9		20.1	20.9
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	32.6	33.7		31.7	32.4
Labor and other related expenses	34.4	34.5		35.3	35.7
Other store operating expenses	23.2	22.9		24.0	23.7
General and administrative expenses	6.5	5.6		6.8	5.8
Impairment and store closing costs	0.2	0.0		0.2	0.0
Operating income	3.1	3.3		2.0	2.4
Interest expense	0.6	0.6		0.6	0.6
Income before income taxes	2.5	2.7		1.4	1.8
Provision for income taxes (income tax benefit)	0.2	(0.1)		(0.1)	0.0
Net income	2.3%	2.8%		1.5%	1.8%

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March 6, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/31/25	1/26/24
Assets
Cash and cash equivalents	$10,346	$12,602
Accounts receivable	38,018	41,524
Inventories	172,988	172,702
Prepaid expenses and other current assets	58,906	40,972
Property and equipment, net	969,790	965,667
Operating lease right-of-use assets, net	829,146	877,580
Goodwill	0	4,690
Intangible assets	24,387	24,498
Other assets	45,976	44,824
Total assets	$2,149,557	$2,185,059

Liabilities and Shareholders’ Equity
Accounts payable	$143,161	$136,388
Other current liabilities	311,079	322,449
Long-term debt	471,465	452,278
Long-term operating lease liabilities	655,669	689,499
Other long-term obligations	107,268	122,478
Shareholders’ equity, net	460,915	461,967
Total liabilities and shareholders’ equity	$2,149,557	$2,185,059

Common shares issued and outstanding	22,263,481	22,201,086

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March 6, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	1/31/25	1/26/24
Cash flows from operating activities:
Net income	$27,051	$31,990
Depreciation and amortization	59,388	54,428
Amortization of debt issuance costs	884	874
Loss on disposition of property and equipment	4,246	2,898
Impairment	2,863	0
Share-based compensation	6,505	6,253
Noncash lease expense	30,436	30,162
Amortization of asset recognized from gain on sale and leaseback transaction	6,368	6,368
Decrease in inventories	7,970	16,662
Decrease in accounts payable	(19,127)	(29,096)
Net changes in other assets and liabilities	(32,891)	(58,660)
Net cash provided by operating activities	93,693	61,879
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(76,986)	(51,080)
Proceeds from sale of property and equipment	894	91
Net cash used in investing activities	(76,092)	(50,989)
Cash flows from financing activities:
Net proceeds from/principal payments on long-term debt	(6,000)	36,500
Taxes withheld from issuance of share-based compensation awards	(1,379)	(1,597)
Dividends on common stock	(11,911)	(58,338)
Net cash used in financing activities	(19,290)	(23,435)

Net decrease in cash and cash equivalents	(1,689)	(12,545)
Cash and cash equivalents, beginning of period	12,035	25,147
Cash and cash equivalents, end of period	$10,346	$12,602

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March 6, 2025

	Second Quarter Ended
	1/31/25	1/26/24
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	(1)	1
Maple Street Biscuit Company	0	3
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	657	662
Maple Street Biscuit Company	69	63

	Second Quarter Ended		Six Months Ended
	1/31/25	1/26/24	1/31/25	1/26/24
Total revenue*: (In thousands)
Restaurant	$733,303	$714,310	$1,399,736	$1,359,199
Retail	198,757	204,517	360,357	367,551
Total revenue	$932,060	$918,827	$1,760,093	$1,726,750

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$199,243	$201,608	$373,326	$371,180
Retail	106,222	108,914	186,669	190,998
Total cost of goods sold	$305,465	$310,522	$559,995	$562,178

Average unit volume*: (In thousands)
Restaurant	$1,116.2	$1,079.0	$2,128.9	$2,054.7
Retail	302.5	309.0	548.0	555.7
Total	$1,418.7	$1,388.0	$2,676.9	$2,610.4
Operating weeks*:	8,541	8,606	17,095	17,199

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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March 6, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its second quarter fiscal 2024 and fiscal 2025 adjusted net income and earnings per share. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges, (ii) expenses related to the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. Beginning with the Company’s second quarter fiscal 2025, the Company is no longer adjusting its non-GAAP financial measures for store closing costs. The Company believes this modification to its adjusted net income definition will improve comparability period-to-period and with respect to similar measures presented by peers and enhance investors’ understanding of the Company’s operating performance. Prior period results presented below have been restated in accordance with this revised definition. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Second Quarter Ended				Six Months Ended
	1/31/25	Margin	1/26/24	Margin	1/31/25	Margin	1/26/24	Margin
Revenue	$949,439	100%	$935,401	100%	$1,794,528	100%	$1,759,240	100%

GAAP net income	22,207	2.3	26,534	2.8	27,051	1.5	31,990	1.8
CEO transition expenses	0	0.0	3,473	0.4	0	0.0	5,109	0.3
Strategic transformation initiative expenses	3,965	0.4	3,815	0.4	7,263	0.4	4,956	0.3
Employee benefit adjustment	0	0.0	(5,284)	(0.6)	0	0.0	(5,284)	(0.3)
Corporate restructuring charge	0	0.0	0	0.0	0	0.0	1,643	0.1
Proxy contest expenses	5,263	0.6	0	0.0	8,220	0.5	0	0.0
Impairment	2,163	0.2	0	0.0	2,863	0.2	0	0.0
Tax impacts of the foregoing	(2,677)	(0.3)	(471)	(0.1)	(4,311)	(0.2)	(1,510)	(0.1)
Adjusted net income	$30,921	3.3%	$28,067	3.0%	$41,086	2.3%	$36,904	2.1%

GAAP Earnings per share - basic	$1.00		$1.20		$1.22		$1.44
GAAP Earnings per share - diluted	$0.99		$1.19		$1.21		$1.44

Adjusted Earnings per share - basic	$1.39		$1.26		$1.85		$1.66
Adjusted Earnings per share - diluted	$1.38		$1.26		$1.83		$1.66

Weighted average shares - basic	22,258,289		22,196,758		22,238,013		22,181,305
Weighted average shares - diluted	22,456,421		22,295,532		22,423,335		22,279,611

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March 6, 2025

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, (iii) the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, and (viii) an employee benefits policy change. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. Beginning with the Company’s second quarter fiscal 2025, the Company is no longer adjusting its non-GAAP financial measures for store closing costs. The Company believes this modification to its EBITDA definition will improve comparability period-to-period and with respect to similar measures presented by peers and enhance investors’ understanding of the Company’s operating performance. Prior period results presented below have been restated in accordance with this revised definition. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Second Quarter Ended 1/31/25	Margin	Six Months Ended 1/31/25	Margin
Revenue	$949,439	100%	$1,794,528	100%

GAAP Net income	22,207	2.3	27,051	1.5
(+) Depreciation& amortization	30,234	3.2	59,388	3.3
(+) Interest expense	4,978	0.6	10,800	0.6
(+) Tax expense (tax benefit)	1,938	0.2	(1,657)	(0.1)
EBITDA	$59,357	6.3%	$95,582	5.3%
Adjustments
(+) Share-based compensation, net	3,880	0.4	6,506	0.4
(+) Strategic transformation initiative expenses	3,965	0.4	7,263	0.4
(+) Impairment	2,163	0.2	2,863	0.2
(+) Proxy contest expenses	5,263	0.6	8,220	0.5
Adjusted EBITDA	$74,628	7.9%	$120,434	6.7%

	Second Quarter Ended 1/26/24	Margin	Six Months Ended 1/26/24	Margin
Revenue	$935,401	100%	$1,759,240	100%

GAAP Net income	26,534	2.8	31,990	1.8
(+) Depreciation& amortization	27,759	3.0	54,428	3.1
(+) Interest expense	5,067	0.6	10,005	0.6
(+) Tax expense (tax benefit)	(839)	(0.1)	180	0.0
EBITDA	58,521	6.3%	$96,603	5.5%
Adjustments
(+) Share-based compensation	1,893	0.2	3,288	0.2
(+) CEO transition expenses	3,473	0.4	5,109	0.3
(+) Strategic transformation initiative expenses	3,815	0.4	4,956	0.3
(+) Corporate restructuring charge	0	0.0	1,643	0.1
(-) Employee benefit adjustment	(5,284)	(0.6)	(5,284)	(0.3)
Adjusted EBITDA	$62,418	6.7%	$106,315	6.0%

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